SMC Global Securities Limited

Index to Condensed Consolidated Financial Statements

Pages

Statements of Income

2

Balance Sheets

3

Statements of Cash Flows

5

Statements of Changes in Shareholders’ Equity

7

Notes to Financial Statements

8

SMC Global Securities Limited

Condensed Consolidated Statements of Income

(Unaudited)

For the quarter ended June 30, (Rs. in thousands, except per share data)	2008	2009	2009 Convenience translation into US$
Revenues:
Commission income	133,982	297,832	6,239
Proprietary trading, net	118,460	316,238	6,623
Distribution income, net	11,290	6,382	134
Interest and dividends	56,192	57,468	1,204
Other income	2,853	1,153	24
Total revenues	322,777	679,073	14,224
Expenses:
Exchange, clearing and brokerage fees	167,450	313,958	6,576
Employee compensation and benefits	76,672	191,811	4,018
Information and communication	10,212	31,135	652
Advertisement expenses	6,093	50,183	1,051
Depreciation and amortization	13,654	27,306	572
Interest expense	20,304	17,073	358
General and administrative expenses	49,196	62,916	1,318
Total expenses	343,581	694,382	14,545
Earnings before income taxes	(20,804)	(15,309)	(321)
Income taxes	(15,511)	(5,113)	(107)
Earnings after income taxes	(5,293)	(10,196)	(214)
Share in profits of equity investee	(74)	(1,514)	(32)
Earnings before extraordinary gain	(5,367)	(11,710)	(246)
Extraordinary gain	536	-	-
Minority Interest	-	(774)	(16)
Net income	(4,831)	(12,484)	(262)
Earnings per share:
Basic and diluted: Earnings before extraordinary gain	(0.60)	(1.13)	(0.02)
Basic and diluted: Extraordinary gain	0.06	-	-
Basic and diluted: Net income	(0.54)	(1.13)	(0.02)
Weighted average number of shares used to compute basic and diluted earnings per share	8,921,663	10,367,386	10,367,386

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (Rs. in thousands)	March 31, 2009	June 30, 2009	June 30, 2009 Convenience translation into US$
Assets
Cash and cash equivalents	51,727	54,487	1,141
Receivables from clearing organisations (net of allowance for doubtful debts of Rs Nil as of March 31, 2009 and Rs Nil as of June 30, 2009)	462,941	453,141	9,492
Receivables from customers (net of allowance for doubtful debts of Rs.46,694 as of March 31, 2009 and Rs. 51,821 as of June 30, 2009)	874,055	1,247,044	26,122
Due from related parties	67,007	309,822	6,490
Securities owned:
Marketable, at market value	1,007,682	921,164	19,295
Commodities, at market value	17,664	136,601	2,861
Derivatives assets held for trading	-	17,065	357
Investments	31,299	54,862	1,149
Deposits with clearing organizations and others	1,600,865	1,795,086	37,601
Property and equipment (net of accumulated depreciation of Rs. 99,703 as of March 31, 2009 and Rs.199,410 as of June 30, 2009)	194,119	293,594	6,150
Intangible assets (net of accumulated amortization of Rs. 37,485 as of March 31, 2009 and Rs.54,287 as of June 30, 2009)	46,949	51,399	1,077
Deferred taxes, net	70,676	124,527	2,608
Other assets	1,003,691	1,337,321	28,013
Total Assets	5,428,675	6,796,113	142,356
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	21,571	78,232	1,639
Payable to customers	1,239,598	2,100,910	44,007
Derivatives held for trading	125,305	-	-
Accounts payable, accrued expenses and other liabilities	132,635	240,700	5,042
Due to related parties	647,948	12,955	271
Overdrafts and long term debt	389,247	585,112	12,256
Total Liabilities	2,556,304	3,017,909	63,215
Commitments and contingencies (Note 19)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Balance Sheets

(Unaudited)

As of (Rs. in thousands)	March 31, 2009	June 30, 2009	2009 Convenience translation into US$
Minority interest	36,852	37,627	788
Shareholders' Equity
Common Stock	89,921	103,674	2,172
(15,000,000 common shares authorized; 8,992,146 and 10,367,386 equity shares issued and outstanding as of March 31, 2009 and June 30, 2009; par value Rs. 10)
Foreign currency fluctuation reserve	-	(9,152)	(192)
Additional paid in capital	1,999,726	2,453,959	51,403
Accumulated other comprehensive income / (loss)	(1,041)	3,647	76
Retained earnings	746,913	1,188,449	24,894
Total Shareholders' Equity	2,835,519	3,740,577	78,353
Total Liabilities and Shareholders' Equity	5,428,675	6,796,113	142,356

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the quarter ended June 30, (Rs. in thousands)	2008	2009	2009 Convenience translation into US$
Cash flows from operating activities
Net profit	(4,831)	(12,484)	(262)
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	13,654	27,306	572
Deferred tax expense / (benefit)	(18,200)	(40,023)	(838)
Share of profits in equity investee and extraordinary gain	74	1,514	32
(Gain)/Loss on sale of property and equipment	(312)	-	-
Fair value (gain) / loss on trading securities	66,700	48,501	1,016
Extraordinary gain	(536)	-	-
Minority Interest	-	774	16
Allowance for doubtful debts	7,500	-	-
Provision for gratuity	716	691	14
Changes in assets and liabilities:
Receivables from clearing organizations	333,435	14,075	295
Receivables from customers	(330,556)	753,857	15,790
Dues from related parties	130,327	(168,243)	(3,524)
Dues to related parties	(208,032)	(639,683)	(13,399)
Securities owned	152,136	43,898	920
Commodities	(90,299)	(118,934)	(2,491)
Derivatives held for trading	1,905	(142,370)	(2,982)
Deposits with clearing organizations and others	62,138	(91,897)	(1,925)
Other assets	(774,997)	(114,106)	(2,390)
Membership in exchange	-	(2,787)	(58)
Payable to broker-dealers and clearing organizations	11,175	51,666	1,082
Payable to customers	160,975	163,919	3,434
Accrued expenses	23,719	89,274	1,870
Net cash provided by operating activities	(463,309)	(135,055)	(2,829)

Cash flows from investing activities
Purchase of property and equipment	(39,656)	(30,889)	(647)
Proceeds from sale of property and equipment	1,145	1,233	26
Purchase of investments	-	27,036	566
Acquisition of intangible assets	(4,788)	(4,856)	(102)
Acquisition of business, net of cash acquired	-	(10,000)	(209)
Net cash used in investing activities	(43,299)	(17,476)	(366)

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the quarter ended June 30, (Rs. in Thousands)	2008	2009	2009 Convenience translation into US$
Cash flows from financing activities
Net movement in overdrafts and long term debt	(145,914)	163,329	3,421
Foreign Exchange Currency Reserve	-	(9,152)	(192)
Proceed from issue of share capital	1,886	-	-
Additional paid in capital	628,182	-	-
Net cash provided by financing activities	484,154	154,177	3,229
Effect of exchange rate changes on cash and cash equivalents	(294)	1,114	23
Net (decrease) in cash and cash equivalents during the period	(22,748)	2,760	57
Add : Balance as of beginning of the period	53,103	51,727	1,084
Balance as of end of the period	30,355	54,487	1,141

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

Three months ended June 30, 2008

(Rs. in thousands)	Common Stock		Additional Paid in Capital	Retained earnings	Accumulated other comprehensive income / (loss)	Total
	Shares	Par value
Balance as of March 31, 2008	8,803,500	88,035	1,371,543	832,477	(221)	2,291,834
Issue of common share	188,646	1,886	628,183	-	-	630,069
Net income for the period	-	-	-	(4,831)	(32)	(4,863)
Balance as of June 30, 2008	8,992,146	89,921	1,999,726	827,646	(253)	2,917,040
Balance as of June 30, 2008 Convenience translation into US$	8,992,146	2,095	46,581	19,279	(6)	67,949

Three months ended June 30, 2009

(Rs. in thousands)	Common Stock		Additional Paid in Capital	Foreign currency reserve	Retained earnings	Accumulated other comprehensive income / (loss)	Total
	Shares	Par value
Balance as of March 31, 2009	8,992,146	89,921	1,999,726	-	746,913	(1,041)	2,835,519
Issue of common share	1,375,240	13,753	100,280	(9,152)	-	-	104,881
Addition on amalgamation	-	-	353,953	-	454,020	-	807,973
Net income for the period	-	-	-	-	(12,484)	4,688	(7,796)
Balance as of June 30, 2009	10,367,386	103,674	2,453,959	(9,152)	1,188,449	3,647	3,740,577
Balance as of June 30, 2009 Convenience translation into US$	10,367,386	2,172	51,403	(192)	24,894	76	78,353

The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Condensed Financial Statements (Unaudited)

(Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. Further, the Company is trading and clearing member of NSE and MCX Stock Exchange Limited in currency segment of the Exchange. Its wholly owned subsidiary, SMC Comtrade is a trading and clearing member of National Commodity Exchange of India (“NCDEX”) and Multi Commodity Exchange of India (“MCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”), a wholly owned subsidiary of SMC Comtrade holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”) and SMC Insurance Brokers Private Limited is also wholly owned subsidiary of SMC Comtrade Limited and holds broking license from IRDA(Insurance & regulatory development authority of India) in the life and non life insurance. The Company has also acquired wholly owned subsidiary SMC Wealth Management Services which is engaged in the business of portfolio management consultancy. Further, in the month of August, 2008 the Company has also become holding company of SMC Capitals Limited, registered as Category I Merchant Banker with SEBI and of Moneywise Financial Services Private Limited, registered as Non- Banking financial Company with Reserve Bank of India (“RBI").

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Company engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade, SMC Wealth Management, SMC Capitals & Moneywise Financial from the date of acquisition. All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Interim financial information

The accompanying condensed consolidated financial statements of SMC Global Securities Limited and its wholly-owned subsidiary (‘Group’) for the three months ended June 30, 2009 and 2008 are unaudited. In the opinion of management, the condensed consolidated financial statements include all adjustments that management considers necessary for a fair statement of its financial position, operating results and cash flows for the interim periods presented. Operating results and cash flows for interim periods are not necessarily indicative of results for the entire year. The Condensed Consolidated Balance Sheet as of March 31, 2009, was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted ("GAAP") in the United States of America for full financial statements. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended March 31, 2009.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency. Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended June 30, 2009 have been translated into U.S. dollars (US$) at US$1.00 = Rs. 47.74 based on the spot exchange as on June 30, 2009 declared by the Federal Reserve Board, United States of America. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. Commission income from insurance broking business is recognized on the logging in or placement of policies with the respective insurance company. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organizations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectability and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

The Group expenses all advertising costs as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at June 30, the measurement date.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In October 2008, the FASB issued FSP FAS 157-3, “Determining Fair Value of Financial Assets When the Market for That Asset is Not Active.” The FSP clarifies that companies can use internal assumptions to determine the fair value of a financial asset when markets are inactive, and do not necessarily have to rely on broker quotes. The FSP confirms a joint statement by the FASB and the SEC in which they stated that companies can use internal assumptions when relevant market information does not exist and provides an example of how to determine the fair value for a financial asset in a non-active market. The FASB emphasized that the FSP is not new guidance, but rather clarifies the principles in SFAS 157.

Revisions resulting from a change in the valuation technique or its application should be accounted for prospectively as a change in accounting estimate. The FSP was effective upon issuance and did not have a material impact.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20,” to achieve more consistent determination of whether other-than-temporary impairments of available-for-sale or held-to-maturity debt securities have occurred. This FSP aligns the impairment model of Issue No. 99-20 with that of FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 requires entities to assess whether it is probable that the holder will be unable to collect all amounts due according to the contractual terms. The FSP eliminates the requirement to consider market participants’ views of cash flows of a security in determining whether or not impairment has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008 and applied prospectively. The impact of adopting this FSP was not material.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The FSP was effective upon issuance and did not have a material impact.

In February 2007, the FASB issued FASB Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 allows the company to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The FSP was effective upon issuance and did not have a material impact.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007 which is fiscal year commencing April 1, 2008 for us with early adoption permitted. The FSP was effective upon issuance and did not have a material impact.

In June 2007, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). The intent of SOP 07-1 is to clarify which entities are within the scope of the AICPA Audit and Accounting Guide, Investment Companies (the “Guide”). Financial Accounting Standards Board (“FASB”) has agreed to propose an indefinite delay of the effective dates of SOP 07-1. This amendment clarified the acceptability of the existing market practice of offsetting the amounts recorded for cash collateral receivables or payables against the fair value amounts recognized for net derivative positions executed with the same counterparty under the same master netting agreement, which was the Company’s prior accounting practice. Thus, this amendment did not affect the Group’s consolidated financial statements.

SFAS 159 provides an option on an instrument-by-instrument basis for most financial assets and liabilities to be reported at fair value with changes in fair value reported in earnings. After the initial adoption, the election is made at the acquisition of a financial asset, a financial liability, or a firm commitment and it may not be revoked. SFAS 159 provides an opportunity to mitigate volatility in reported earnings that resulted prior to its adoption from being required to apply fair value accounting to certain economic hedges (e.g., derivatives) while having to measure the assets and liabilities being economically hedged using an accounting method other than fair value. The FSP was effective upon issuance and did not have a material impact.

In December 2007, FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement requires the recognition of a non-controlling interest as equity in the consolidated financial statements and separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. The Group will be required to adopt this new Statement prospectively to all non-controlling interest, including any that arose before the effective date, for fiscal years, beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited. The Group in the process of evaluating the impact SFAS 160 will have on the Group’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations" (“SFAS 141R”), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. This statement also establishes disclosure requirements to enable financial statement users to evaluate the nature and financial effects of the business combination. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. SFAS 141R will become effective for the Company with its fiscal year beginning April 1, 2009. The Group will adopt SFAS 141R for all acquisitions consummated on or after April 1, 2009.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures on derivative and hedging activities by requiring objectives to be disclosed for using derivative instruments in terms of underlying risk and accounting designation. This Statement requires disclosures on the need of using derivative instruments, accounting of derivative instruments and related hedged items, if any, under SFAS 133 and effect of such instruments and related hedge items, if any, on the financial position, financial performance and cash flows. The Group will be required to adopt this new Statement prospectively, for fiscal years beginning after November 15, 2008 which is fiscal year commencing April 1, 2009 for us. The Group in the process of evaluating the impact SFAS 161 will have on the Group’s consolidated financial statements.

In December 2008, the FASB issued FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP requires that information about plan assets be disclosed, on an annual basis, based on the fair value disclosure requirements of SFAS 157. The disclosures about plan assets required by this FSP are effective for fiscal years ending after December 15, 2009, but would have no effect on the Consolidated Balance Sheet or Statement of Income.

In June 2008, the FASB issued an exposure draft proposing expanded disclosures regarding loss contingencies accounted for under FASB Statement No. 5, Accounting for Contingencies, and SFAS 141(R). This proposal increases the number of loss contingencies subject to disclosure and requires substantial quantitative and qualitative information to be provided about those loss contingencies. The proposed effective date is December 31, 2009.

In November 2008, the FASB ratified the consensus reached by the EITF on Issue 08-6, “Equity Method Investment Accounting Considerations” (Issue 08-6). Under Issue 08-6, an entity shall measure its equity method investment initially at cost in accordance with SFAS 141(R). Any other-than temporary impairment of an equity method investment should be recognized in accordance with Opinion 18. An equity method investor shall not separately test an investee’s underlying assets for impairment. Share issuance by an investee shall be accounted for as if the equity method investor had sold a proportionate share of its investment, with gain or loss recognized in earnings.Issue 08-6 is effective for Group on April 1, 2009, and is not expected to have a material impact.

In November 2008, the FASB ratified the consensus reached by the EITF on Issue 08-7, “Accounting for Defensive Intangible Assets” (Issue 08-7). According to Issue 08-7, an acquired defensive asset shall be accounted for as a separate unit of accounting (i.e., an asset separate from other assets of the acquirer). The useful life assigned to an acquired defensive asset shall be based on the period during which the asset would diminish in value. Issue 08-7 states that it would be rare for a defensive intangible asset to have an indefinite life. Issue 08-7 is effective for the Group on April 1, 2009, and is not expected to have a material impact.

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (FSP 157-4) . FSP 157-4 provides additional guidance to highlight and clarify the factors that should be considered in estimating fair value when there has been a significant decrease in market activity for an asset or liability. The guidance, which applies to all fair value measurements, does not change the objective of a fair value measurement. The FSP is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted in certain circumstances for periods ending after March 15, 2009. Entities are required to disclose, in the period of adoption of FSP 157-4, any changes in valuation technique and related inputs resulting from its application, together with the total effect of the change in valuation technique and related inputs by major category, if practicable. The Group is currently evaluating and assessing the impact, if any, of the adoption of FSP 157-4 on its consolidated financial statements.

In April, 2009, the FASB also issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (FSP 115-2). FSP 115-2 establishes a new method of recognizing and reporting other-than-temporary impairments of debt securities. The FSP also contains additional disclosure requirements related to debt and equity securities. FSP 115-2 is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. If an entity elects to early adopt FAS 115-2, it must concurrently adopt FSP FAS 157-4. The Group is currently evaluating and assessing the impact, if any, of the adoption of FSP 115-2 on its consolidated financial statements.

 In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. The new standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board (“PCAOB”) amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Group does not expect the adoption of SFAS No. 162 to have a material impact on its consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. Financial Accounting Standard 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP No. FAS 142-3”). FSP No. FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. FSP No. FAS 142-3 will become effective for the Company with its fiscal year beginning April 1, 2009. The Group does not believe that adoption of this accounting standard will have a significant impact on its consolidated financial statements.

3.

Business Combination

During the Financial Year 2008-2009, the company has acquired 100% of outstanding Shares of SMC Wealth Management Services Ltd, beside this company has also acquired 96% of  outstanding Shares of SMC Capitals Ltd, and  84% of  total outstanding Shares of Moneywise Financial Services Private Ltd, due to which all the above three companies had become the subsidiaries of the company.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141 “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management's estimates and assumptions. The allocation of purchase price is as follows:

Purchase price as on April 1, 2009.
SAM Global Securities Limited	Rs. in thousands	US $
Assets
Cash & cash equivalents	10,549	221
Receivables from broker-dealers and clearing organisations	4,276	90
Receivables from customers	1,126,846	23,604
Due from related party	74,572	1562
Securities owned, at market value	5,881	123
Securities owned, at Fair value	25,000	524
Deposits with clearing organisations and others	102,325	2,143
Membership in Exchanges:	2,036	43
Property and Equipment	90,265	1,891
Intangible Assets	6,576	138
Deferred taxes, net	13,829	290
Other assets	219,523	4,598
Share Capital (held by sam)	4,600	96
Liabilities
Payable to broker-dealers and clearing organisations	4,995	105
Reserves & Surplus	8,07,973	16,924
Payable to customers	6,97,392	14,608
Due to Related Parties	4,691	98
Accounts payable, accrued expenses and other liabilities	18,100	379
Debts	32,535	682
Investment in shares of SAM	1,959	41
Net assets acquired	118,633	2,485
Less: Purchase price allocation	118,633	2,485
Extraordinary gain/(Goodwill)	-	-

Unaudited pro forma financial information

The unaudited financial information in the table below summarizes the combined results of operations of SMC Global, SMC Comtrade, SMC Capital, SMC Wealth and Moneywise Financial on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented. The pro forma financial information for all periods presented also includes adjustments to depreciation on acquired property and equipment, amortization charges from acquired intangible assets.

Quarter ended, June 30	2008	2009	2009
			US $
Total revenue	452,962	677,330	14,188
Earnings before extraordinary gain	10,988	(12,484)	(262)
Net income	6,417	(12,484)	(262)
Earnings per share before extraordinary gain	1.23	(1.20)	(0.03)
Earnings per share	0.72	(1.20)	(0.03)

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organization at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of	March 31, 2009	June 30, 2009	June 30, 2009
			US $
Receivable from clearing organizations	462,941	453,141	9,492
Total	462,941	453,141	9,492

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of	March 31, 2009	June 30, 2009	June 30, 2009
			US $
Equity shares	1,007,682	921,164	19,295
Total	1,007,682	921,164	19,295

4.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of	March 31, 2009	June 30, 2009	June 30, 2009
			US $
Exchange traded derivatives held for trading	-	17,065	357
Total	-	17,065	357

8.  Other Assets

Other assets consist of:

As of	March 31, 2009	June 30, 2009	June 30, 2009
			US $
Advance for application of shares	211	-	-
Advance to BCCL	564,286	648,814	13,591
Advance for purchase of property	1,000	-	-
Prepaid expenses	24,444	110,821	2,321
Security deposits	48,517	42,442	889
Advance tax, net	66,536	151,057	3,164
Others	298,697	384,187	8,048
Total	1,003,691	1,337,321	28,013

PPrepaid expenses primarily include the un-expired portion of annual rentals paid for use of  leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily include advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

Advances to BCCL reflect the amount paid as advance against advertisement expenses to Bennett Coleman & Co Limited for the period of five year ending on April 14, 2013.

5.

Property and Equipment

Property and equipment consist of:

As of	March 31, 2009	June 30, 2009	June 30, 2009 US $
Building	37,694	42,027	880
Equipment	41,691	70,490	1,477
Furniture and Fixture	50,395	124,086	2,599
Computer Hardware	111,621	199,644	4,182
Vehicle	16,248	20,584	431
Satellite Equipment	36,173	36,173	758
Total property and equipment	293,822	493,004	10,327
Less: Accumulated depreciation	99,703	199,410	4,177
Total property and equipment, net	194,119	293,594	6,150

Depreciation expense amounted to Rs. 9,420  and Rs. 21,281 for the quarter ended June 30, 2008 and 2009 respectively.

Property and equipment includes following assets under capital lease:

As of	March 31, 2009	June 30, 2009	June 30, 2009 US $
Vehicle	4,391	4,391	92
Total leased property and equipment	4,391	4,391	92
Less: Accumulated depreciation	1,218	1,438	30
Total leased property and equipment, net	3,173	2,953	62

6.

Intangible Assets

Intangible assets consist of:

As of	March 31, 2009	June 30, 2009	June 30, 2009 US $
Intangible assets subject to amortization
Software	70,908	92,477	1,937
Customer relationship	7,500	7,500	157
Intangible assets not subject to amortization
Goodwill	1,500	1,500	32
Membership in exchanges	4,526	4,209	88
Total intangible assets	84,434	105,686	2,214
Less: Accumulated amortization	37,485	54,287	1,137
Total intangible assets, net	46,949	51,399	1,077

 Amortization expense amounted to Rs. 4,234 and Rs. 6,025 for the quarters ended June 30, 2008 and 2009 respectively.

7.

Investments

Investments consist of:

As of	March 31, 2009	June 30, 2009	June 30, 2009 US $
Investments accounted for by equity method	19,287	17,773	372
Investments carried at cost	12,012	37,089	777
Total	31,299	54,862	1149

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

SMC Global holds 49,000 shares, representing 40% interest in Shreya.Com. Private Limited. The Group accounts for its investment in Shreya.Com. Private Limited under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 17,773 as on June 30, 2009.

SMC Comtrade holds shares in SMC Share Broker Limited. These investments are accounted for at cost. The market value of the said investment is not readily determinable. Based on a review of the financial statements of SMC Share Broker Limited the company has determined that there is no impairment in the carrying value of the investment.

8.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 54,983 and Rs. 285,341 as of March 31, 2009 and June 30, 2009, respectively, at average effective interest rates of 11.98% and 9.75%, respectively.  Deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 332,657 and Rs. 298,547 at March 31, 2009 and June 30, 2009, respectively.

Long Term Debt

Long term debt outstanding comprises of loans taken against vehicles. The long term debt was Rs.  1,607 and Rs. 1,224 at March 31, 2009 and June 30, 2009, respectively, at average effective interest rates of 8.3% and 8.3%, respectively.  Long term debt is secured by pledge of vehicles.

Refer note 16 for assets pledged as collateral.

4.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI and NSE in India. The Company is required to maintain net capital of Rs. 30,000. As of March 31, 2009 and  June 30, 2009, the net capital as calculated in the periodic reports was Rs. 2,352,594 and Rs. 2,290,662 which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX and NCDEX in India, which specifies minimum net capital requirements of Rs. 5,000 each. As of March 31, 2009 and June 30, 2009, the net capital as calculated in the periodic reports was Rs. 348,635 and Rs.337, 703 which was in excess of its net capital requirement.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand which is equivalent to Rs. 16,709. As of March 31, 2009 and  June 30, 2009, the net capital as calculated in the periodic reports was Rs. 5,851 and Rs. 6,694 which was in excess of its net capital requirement.

9.

Exchange, Clearing and Brokerage fees

As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). Previously STT had been considered in calculating current tax as a part of advance tax, but now STT is allowed to set off as expenses for the year ended March 31, 2009. STT charged to expense amounted to Rs. 347,406 and Rs.147, 778 for the years ended March 31, 2009 and June 30, 2009 respectively.

7.

Payable to Broker Dealers and Clearing Organizations

As of	March 31, 2009	June 30, 2009	June 30, 2009 US $
Payable to clearing organizations	11,733	20,246	424
Commission payable	9,838	57,986	1,215
Total	21,571	78,232	1,639

8.

Accounts Payable, Accrued Expenses and Other Liabilities

As of	March 31, 2009	June 30, 2009	June 30, 2009 US $
Security deposits	27,275	27,779	582
Accrued expenses	40,785	55,600	1,165
Other liabilities	22,013	37,571	787
Provision for gratuity	6,390	9,255	194
Salary payable	26,316	61,448	1,287
Others	9,856	49,047	1,027
Total	132,635	240,700	5,042

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

10.

Distribution Income

The net distribution income comprises of:

As of	June 30, 2008	June 30, 2009	June 30, 2009 US $
Gross distribution revenue	33,804	20,190	423
Less: Distribution revenues attributable to sub-brokers	22,514	13,808	289
Net distribution income	11,290	6,382	134

11.

Employee benefits

The Gratuity Plan

Net gratuity cost for the three months ended June 30, 2008 and 2009 comprises the following components:

Quarter ended June 30,	2008	2009	2009 US $
Service cost	375	1375	29
Interest cost	75	161	3
Amortization	1206	(845)	(18)
Net gratuity costs	1,656	691	14

Provident Fund

The Group’s contribution towards the provident fund amounted to Rs. 651 and Rs. 2,002 for the quarters ended June 30, 2008 and 2009 respectively.

12.

Income Taxes

The effective tax rate was 33.99% and 33.99% in the first quarter of year 2008 and 2009 respectively.

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2007-08 and onwards.  The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

13.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of	March 31, 2009	June 30, 2009	June 30, 2009 US $
Fixed deposits	1,489,981	1,699,313	35,595
Securities owned	579,305	699,292	14,648
Property and equipment	9,531	9,531	200
Total	2,078,817	2,408,136	50,443

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

Canara Bank, one of the bankers to the Group, has created first charge over book debts, outstandings, money receivables, claims, for credit facilities provided to the Group. The bank also has charge on advances against checks/ drafts of bill of exchange whatever may be the tender thereof drawn, accepted or endorsed by the Group with or without documents such as railway receipts, lorry receipts, air ways bill, post parcel, bill of lading or any other document of title to the goods, invoices, etc.

Oriental Bank of Commerce, one of the bankers to the Group, has created equitable mortgage on specified property together with all buildings, super structures, property and equipment constructed or to be constructed, installed and or to be installed and all accretions there to, for credit facilities provided to the Group.

Dena Bank, one of the bankers to the Group, has created charge over goods, book debts, movable assets, for credit facilities provided to the Group.

The Federal Bank Limited, one of the bankers to the Group, has created charge over Term Deposit for credit facilities provided to the Group.

Punjab National Bank, one of the bankers to the Group, has created equitable mortgage on specified property, for credit facilities provided to the Group.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26.0% holding in SMC Comtrade.

14.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Quarter ended June 30, (in %)	2008	2009
Revenue from top two customers	5.36	1.68
Revenue from top five customers	8.34	3.16
Revenue from top ten customers	12.01	4.44

4.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

        The group has recognized two segments in the current year: Capital and derivatives markets and commodities. The recognition of the segments is made as SMC Comtrade became wholly owned subsidiary on April 26, 2007 and SMC Comtrade financial statements are consolidated with the financial statements of the Company.

        The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Quarter ended June 30,	2009
	Capital and derivatives markets	Commodities	Insurance	Wealth Management	NBFC Services	Merchant Banking	Total	US $
Revenue from external customer excluding interest income	568,834	62,582	33,930	1,455	10,735	1,537	679,073	14,224
Earnings after taxes	39,771	(1,534)	(39,252)	(8,475)	6,851	(7,557)	(10,196)	(214)
Total assets	5,776,678	503,058	142,854	38,593	277,218	57,712	6,796,113	142,356

Quarter ended	June 30, 2008
	Capital and derivatives markets	Commodities	Wealth Management	Total	US $
Revenue from external customer	267,463	55,314	-	322,777	7,519
Net income	(7,590)	2,582	177	(4,831)	(113)
Total assets	4,404,348	969,139	6,552	5,380,039	125,321

4.

Commitments and Contingent Liabilities

a)  Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight line method. Rental expense amounted to Rs. 32,736 and Rs. 30,855 for the quarters ended June 30, 2009 and year ended March 31, 2009 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2009 and June 30, 2009, guarantees of Rs 2,495,275 and Rs. 2,945,275 are provided by various banks to exchange clearing houses for the Group, in the ordinary course of business, as a security for due performance and fulfillment by the Group of its commitments and obligations.

As of March 31, 2009 and June 30, 2009, the Company has provided corporate guarantees of Rs. 5,00,000 and Rs. 500,000 to banks for guarantees issued by banks for SMC Comtrade to exchange clearing houses, in the ordinary course of business.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee and classify in the income statement under ‘interest expense’. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. The Group is carrying reserves of Rs. 1,750 for potential losses to the extent that such matters are probable and can be estimated, in accordance with SFAS 5, “Accounting for Contingencies.”  As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

SCN under SEBI Rules dated September 28, 2006

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that SMC Global executed structured trades in the scrip of Jubilant Organosys Limited (“JOL”) in collusion with a group of brokers during the year 2003 and thereby violated Regulations.  SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed a reply with SEBI in response to the SCN, denying having done any possible structured deals. The Company has submitted that the trades in JOL scrip were executed in the normal and usual course of business through the systems of exchange and no off market deals were done in the scrip. No response has been received from SEBI in this regard and the matter is pending with SEBI.

The Company has filed an application for consent before the Securities and Exchange Board of India on February 13, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

 SEBI vide its letter dated April 23, 2009 has not accepted our earlier consent application of Rs 500 and vide our letter dated April 29, 2009 we have applied revised consent on terms of Rs. 975 as settlement fees and Rs. 25 as administrative charges. It is expected that it may be resolved any time.

Notice No. A&E/BS/PJ/125801/2008 DATD 15TH May, 2008- Adjudicating Officer

In the matter of certain dealing in F&O Segment of  NSE during 01.03.2004 to 31.03.2004. Notice incomplete- we have requested to forward us Annexure B of the notice and the same has received on 14.07.2008.

We have filed the application of consent order on August 4, 2008.

We have proposed to revise our offer to a consolidated sum of  Rs.750 as settlement fees towards consent terms whereupon the proceedings under Show Cause Notice No. A&E/BS/PJ/128801/2008 dated May 15,  2008 and SCN No. A&E/BS/ASG/121844/2008 March 31, 2008, mentioned under S.No. 2 and S.No.3 can be disposed off vide our letter dated 01-01-2009.

 In reply to our consent application in this regard, SEBI vide its consent order dated June 4, 2009 disposed the above adjudication against Company.

SCN under SEBI Rules dated March 31, 2008

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that during the period February 1, 2005 to March 31, 2005, SMC Global executed non genuine transactions in collusion with certain clients and brokers in the future and options segment of NSE. SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the SEBI on May 1, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

Another SCN dated May 15, 2008 was received by the Company, containing similar allegations as stated above for the period March 1, 2004 to March 31, 2004. The Company has filed an application before the SEBI on June 1, 2008 for providing transaction logs and for grant of additional time for filing of reply. SEBI has not responded to the Company in this regard and the matter is pending with SEBI.

 In reply to our consent application in this regard, SEBI vide its consent order dated 5th June,2009 disposed the above adjudication against Company.

Adjudication - Show Cause Notice No. EAD-2/SD/AB/129911/2008 dated June 25, 2008-

In the matter of Proceedings under Rule 4 of the SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995.

It has been alleged that omissions/commissions stated in the notice have resulted in violation of various Regulations of the SEBI (Stock Brokers and Sub-Brokers) Regulations, 1992 and SEBI Circulars. The said notice is in the matter of Complaint of Abohar Investor Forum, an Investor Association against one Mr. Dhreeraj Kumar Madan.

We are in the process of availing the consent orders as described under SEBI Circular No. EFD/ED/Cir-1/2007 dated April 20, 2007. In our efforts towards availing consent order in this matter We have proposed  to revise our offer to Rs.750 towards settlement charges and Rs. 25,000 towards administrative charges in the matter, the same has been accepted by SEBI vide their letter Dated. June 25,2009 and further SEBI vide its consent order dated 31stJuly ,2009 disposed the above adjudication against Company.

Adjudication - Show Cause Notice No. EAD-2/SD/AB/129910/2008 dated June 25, 2008

In the matter of proceedings under Rule 4 of the SEBI (Procedure for Holding Inquiry and Imposing Penalties by Adjudicating Officer) Rules, 1995. It has been alleged that  omissions/commissions stated in the notice have resulted in violation of various Regulations of the  SEBI (Stock Brokers and Sub-Brokers) Regulations, 1992 and SEBI Circulars. The said notice is in the matter of Complaint of Abohar Investor Forum, an Investor Association against one Mr. Dhreeraj Kumar Madan.

We have proposed  to revise our offer to Rs.750 towards settlement charges and Rs. 25  towards administrative charges in the matter, the same has been accepted by SEBI vide their letter Dated. June 25, 2009.

5.

Subsequent Events

The Shareholders in the Annual General Meeting held on October 29, 2008 authorized the Directors to allot 90,830 shares amounting to 1% of post issue equity @ Rs. 2,793 per share to Sanlam Investment Management (Proprietary) Limited (“SIM”) or its nominee and to issue 382,441 warrants @ Rs. 265 per warrant convertible into equal number of shares, amounting in aggregate to 5% of post conversion equity, on exercise of option to convert by SIM on further payment of Rs. 2,388 per share, through private placement on preferential basis, subject to regulatory approvals, in accordance with agreement entered into with SIM on September 14, 2008. The Group has also entered into agreements with SIM on September 14, 2008 for two joint ventures in India for Asset Management and Wealth Management businesses, in each one of which SIM was to invest, subject to regulatory approvals, Rs. 30,000 towards equity participation.

A few of the regulatory approvals awaited on June 30,2009  were received  thereafter accordingly 90,830 shares amounting to Rs. 253,669,115.7 at Rs. 2,782.79 per share and 382,441 convertible share warrant  amounting to Rs.101,465,421.71 at Rs. 265.41 per share warrant were allotted to SIM on July 22,2009.